Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms used but not defined in this Exhibit 99.1 shall have the meanings ascribed to them in the Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on November 7, 2022 and, if not defined in the Form 8-K, included in the Company’s effective proxy statement/prospectus dated October 7, 2022 (the “Proxy Statement”), on file with the SEC and incorporated by reference. Any references to the Proxy Statement within the Unaudited Pro Forma Condensed Combined Financial Information refers to the proxy statement on file with the SEC dated October 7, 2022, and incorporated herein by reference.

Basis of Presentation and Background

The following unaudited pro forma condensed combined consolidated financial statements are based on the separate historical financial statements of Peak Bio and Ignyte and give effect to the Business Combination, including pro forma assumptions and adjustments related to the Business Combination, as described in the accompanying notes to the unaudited pro forma condensed combined consolidated financial statements. The unaudited pro forma condensed combined consolidated balance sheet as of June 30, 2022, is presented as if the Business Combination had occurred on June 30, 2022. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022 and year ended December 31,2021, gives effect to the Business Combination, as if it had been completed on January 1, 2021. The historical financial information has been adjusted on a proforma basis to reflect factually supportable items that are directly attributable to the Business Combination and, with respect to the statement of operations only, expected to have a continuing impact on consolidated results of operations.

The Business Combination is expected to be accounted for as a reverse recapitalization in accordance with GAAP because Peak Bio has been determined to be the accounting acquirer under ASC 805. Under this method of accounting, Ignyte will be treated as the “acquired” company for financial reporting purposes. Peak Bio has preliminarily determined that it is the accounting acquirer based on an analysis of the criteria outlined in ASC 805 and the facts and circumstances specific to the Business Combination, including: (1) Peak Bio will own approximately 87.6% of the equity securities of the combined company on a fully-diluted basis immediately following the closing of the transaction; (2) The majority of the board of directors of the combined company will be composed of directors designated by Peak Bio under the terms of the Business Combination Agreement; and (3) existing members of Peak Bio’s management will be the management of the combined company.

Accordingly, the consolidated assets, liabilities and results of operations of Peak Bio will become the historical financial statements of New Peak Bio, and Ignyte’s assets, liabilities and results of operations will be consolidated with Peak Bio beginning on the acquisition date. For accounting purposes, the financial statements of New Peak Bio will represent a continuation of the financial statements of Peak Bio with the Transaction being treated as the equivalent of Peak Bio issuing stock for the net assets of Ignyte accompanied by a recapitalization. The net assets of Ignyte will be stated at historical costs, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of Peak Bio in future reports of Ignyte.

The unaudited pro forma condensed combined statement of operations does not include the effects of the costs associated with any integration or restructuring activities resulting from the Business Combination, as they are nonrecurring in nature. However, the unaudited pro forma condensed combined consolidated balance sheet includes a pro forma adjustment to reduce cash and shareholders’ equity to reflect the payment of certain anticipated Business Combination costs.

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Ignyte and Peak Bio, adjusted to give effect to the Business Combination and other events contemplated by the Business Combination Agreement. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined balance sheet as of June 30, 2022, combines the balance sheet of Ignyte with the historical condensed consolidated balance sheet of Peak Bio on a pro forma basis as if the Business Combination and the other events contemplated by the Business Combination Agreement, summarized below, had been consummated on June 30, 2022.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022, combines the historical unaudited statement of operations of Ignyte Acquisition Corp. for the six months ended June 30, 2022 with the historical unaudited statement of operations of Peak Bio for the six months ended June 30, 2022. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 combines the historical audited statement of operations of Ignyte for the year-ended December 31, 2021 with the historical audited carve-out combined statement of operations of Peak Bio for the year ended December 31, 2021, giving effect to the transaction as if the Business Combination and other events contemplated by the Business Combination Agreement had been consummated on January 1, 2021.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included in the Proxy Statement:

•	the historical unaudited financial statements of Ignyte as of, and for the six months ended June 30, 2022

•	the historical unaudited carve-out financial statements of Peak Bio as of, and for the six months ended June 30, 2022

•	the historical audited financial statements of Ignyte Acquisition Corp. as of, and for the year-ended December 31, 2021

•	the historical audited carve-out consolidated financial statements of Peak Bio as of, and for the year-ended December 31, 2021

•

other information relating to Ignyte and Peak Bio included in the Proxy Statement, including the Business Combination Agreement and the description of certain terms thereof set forth thereof and the financial and operational condition of Ignyte and Peak Bio (see “Proposal No. 1—The Business Combination Agreement,” “Ignyte Acquisition Corp. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Peak Bio’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that Ignyte believes are reasonable under the circumstances. The unaudited condensed combined pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Ignyte believes that its assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Combined Company. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements and notes thereto of Ignyte and Peak Bio.

Pursuant to the Business Combination Agreement between Ignyte and Peak Bio, the Business Combination was consummated on November 1, 2022. Upon closing of the Business combination, Ignyte merged with Peak Bio, with Peak Bio as the surviving company of the Merger. Upon closing of the Business Combination, Ignyte changed its name to “Peak Bio, Inc.”. The Business Combination was accounted for as a reverse merger in which Peak Bio issued stock for the net assets of Ignyte, accompanied by a recapitalization. The net assets of Ignyte are stated at historical cost, with no goodwill or other intangible assets recorded upon closing. Historical operations will be those of Peak Bio.

The aggregate consideration paid to Peak Bio upon the closing of the Merger was 17,464,868 shares of New Peak Bio common stock. The unaudited pro forma condensed combined financial information contained herein incorporates the results of Ignyte’s shareholders having elected to redeem 5,159,287 shares of their Public Shares for $51,978,834 in cash based upon actual redemptions.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

JUNE 30, 2022

(in thousands)

	As of June 30, 2022				As of June 30, 2022
	Peak Bio (Historical)	Ignyte Acquisition Corp. (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$148	$45	$57,588	A	$4,776
			3,525	B
			(4,551)	C
			(51,979)	E
Deferred offering costs	471	—	(471)	C	—
Prepaid expenses and other current assets	436	170			606

Total current assets	1,055	215	4,112		5,382
Non-current assets:
Marketable securities held in Trust Account	—	57,588	(57,588)	A	—
Property and equipment, net	428	—	—		428
Restricted cash	237	—	—		237
Operating lease right-of-use asset	3,769	—	—		3,769
Non-current assets	1	—	—		1

Total non-current assets	4,435	57,588	(57,588)		4,435

TOTAL ASSETS	5,490	57,803	(53,476)		9,817

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT
Accounts payable and accrued expenses	3,178	1,014	(333)	C	3,859
Operating lease liabilities	670	—	—		670
Due to related party	1,923	172	(500)	C	1,595
Promissory note - related party	—	298	—		298

Total current liabilities	5,771	1,484	(833)		6,422
Non-current liabilities:
Operating lease liabilities, noncurrent	3,623	—	—		3,623
Deferred tax liability	26	—	—		26
Other noncurrent liabilities	11	—	—		11
Warrant liability	—	550	—		550

Total non-current liabilities	3,660	550	—		4,210

Total liabilities	9,431	2,034	(833)		10,632

Other noncurrent liabilities
COMMITMENTS AND CONTINGENCIES
Temporary equity:
Common stock subject to possible redemption	—	57,500	(57,500)	A	—
Stockholders’ equity (deficit):
Series A Preferred stock	—	—	—		—
Series A-1 Preferred stock	—	—	—		—
Series A-2 Preferred stock	—	—	—		—
Series A-2A Preferred stock	—	—	—		—
Series B Preferred stock	—	—	—		—
Common stock	3,229	—	575	A	3,804
			—	B
Net parent’s investment in Peak Bio	—		—		—
Additional paid-in capital	1,293	—	56,925	A	6,834
			3,525	B
			(1,731)	D
			(51,979)	E
			(1,199)	C
Retained earnings (deficit)	(8,487)	(1,731)	1,731	D	(11,477)
			(2,990)	C
Accumulated other comprehensive loss	24		—		24

Total stockholders’ equity (deficit)	(3,941)	(1,731)	4,857		(815)

TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)	$5,490	$57,803	$(53,476)		$9,817

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2022, are as follows:

A)	Reflects the reclassification of marketable securities held in the Trust Account to cash and the reclassification of common stock to permanent equity based on actual redemptions.
B)	Reflects the issuance of 352,500 to the currently subscribed PIPE investors at a purchase price per share of $10.00 at the time of closing, net of issuance costs.
C)	Reflects estimated transaction related expenses of both Peak Bio and Ignyte.
D)	Reflects the elimination of Ignyte’s historical equity.
E)	Represents redemption of the 5,159,287 Ignyte shares based on minimum cash requirements based on the Redemption Rights in the Business Combination Agreement.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR

THE SIX MONTHS ENDED JUNE 30, 2022

(in thousands, except per share data)

	For the Six Months Ended June 30, 2022				For the Six Months Ended June 30, 2022
	Peak Bio	Ignyte Acquisition Corp.	Transaction Accounting Adjustments		Pro Forma Combined
Revenue:
Grant revenue	$154	$—	$—		$154

Total revenue	154	—	—		154
Operating costs and expenses:
Formation and operating costs	—	1,232	—		1,232
Research and development	2,575	—	—		2,575
General and administrative	2,532	—	—		2,532

Total operating costs and expenses	5,107	1,232	—		6,339

Loss from operations	(4,953)	(1,232)	—		(6,185)

Other income (expense):
Change in fair value of warrants		1,425	—		1,425
Investment income from Trust Account		82	(82)	AA	—
Interest (expense) income	(2)	—	—		(2)
Other income	323	—	—		323
Gain on extinguishment of debt	—	—			—

Total other income (expense)	321	1,507	(82)		1,746

Net loss before income taxes	(4,632)	275	(82)		(4,439)

Income tax expense	9	—	—		9

Net loss	(4,623)	275	(82)		(4,430)

Other comprehensive loss:

Foreign currency translation	(65)	—	—		(65)

Total comprehensive loss	$(4,688)	$275	$(82)		$(4,495)

Basic and diluted weighted average shares outstanding, common stock subject to possible redemption		5,750,000			—
Basic and diluted net loss per share		$0.04			$—
Basic and diluted weighted average shares outstanding, common stock		1,537,500			19,945,581
Basic and diluted net loss per share		$0.04			$(0.22)

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022, are as follows:

(AA)	Represents the elimination of interest income earned on investments held in Trust Account

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR

THE YEAR ENDED DECEMBER 31, 2021

(in thousands, except per share data)

	For the Year Ended December 31, 2021				For the Year Ended December 31, 2021
	Peak Bio	Ignyte Acquisition Corp.	Transaction Accounting Adjustments (Assuming No Redemption)		Pro Forma Combined (Assuming No Redemption)
Revenue:
Grant revenue	$529	$—	$—		$529

Total revenue	529	—	—		529
Operating costs and expenses:
Formation and operating costs	—	969	—		969
Research and development	7,124	—	—		7,124
General and administrative	2,471	—	2,990	BB	5,461

Total operating costs and expenses	9,595	969	2,990		13,554

Loss from operations	(9,066)	(969)	(2,990)		(13,025)

Other income (expense):
Change in fair value of warrants		475	—		475
Investment income from Trust Account		6	(6)	AA	—
Interest expense	(11)	—	—		(11)
(Loss) gain on investment	—	—	—		—
Gain on extinguishment of debt	866	—			866

Total other income (expense)	855	481	(6)		1,330

Net loss before income taxes	(8,211)	(488)	(2,996)		(11,695)

Income tax expense	(82)	—	—		(82)

Net loss	(8,293)	(488)	(2,996)		(11,777)

Other comprehensive loss:

Foreign currency translation	522	—	—		522

Total comprehensive loss	$(7,771)	$(488)	$(2,996)		$(11,255)
Basic and diluted weighted average shares outstanding, common stock subject to possible redemption		5,259,589			—
Basic and diluted net loss per share		$(0.07)			$—
Basic and diluted weighted average shares outstanding, common stock		1,537,500			19,945,581
Basic and diluted net loss per share		$(0.07)			$(0.59)

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021, are as follows:

(AA)	Represents the elimination of interest income earned on investments held in Trust Account
(BB)	Represents transaction related expenditures

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation and Accounting Policies

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP because Peak Bio has been determined to be the accounting acquirer under ASC 805. Under this method of accounting, Ignyte will be the “acquired” company for financial reporting purposes. Accordingly, the consolidated assets, liabilities and results of operations of Peak Bio will become the historical financial statements of New Peak Bio, and Ignyte’s assets, liabilities and results of operations will be consolidated with Peak Bio beginning on the acquisition date. For accounting purposes, the financial statements of New Peak Bio will represent a continuation of the financial statements of Peak Bio with the Transaction being treated as the equivalent of Peak Bio issuing stock for the net assets of Ignyte, accompanied by a recapitalization. The net assets of Ignyte will be stated at historical costs, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of Peak Bio in future reports of New Peak Bio.

The unaudited pro forma condensed combined financial information reflects all Ignyte’s public shareholders that exercised redemption rights with respect to their public shares. A total of 5,159,287 shares were redeemed for an aggregate redemption value of approximately $52.0 million. The resulting redemptions will provide Peak Bio with cash at closing of approximately $6.0 million.

The Combined Company will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Combined Company.

2. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of New Peak Bio upon consummation of the Business Combination in accordance with GAAP. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any cash proceeds remaining after the consummation of the Business Combination and the other related events contemplated by the Business Combination Agreement are expected to be used for general corporate purposes. The unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of New Peak Bio following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. Ignyte and Peak Bio have not had any historical relationship prior to the transactions. , no pro forma adjustments were required to eliminate activities between the companies.